                                                                    Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of SPX Corporation pertaining to the Retirement Savings and Stock Ownership Plan of our report dated June 23, 2000, with respect to the financial statements and schedules included in the Annual Report Form 11-K of SPX Corporation Retirement Savings and Stock Ownership Plan as of December 30, 1999 and December 31, 1998 and for the period from January 1, 1999 through December 30, 1999 and the year ended December 31, 1998.



/s/ Conn Geneva & Robinson



Muskegon, Michigan
September 10, 2001

                                     -21-